UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2009

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12010 Sunset Hills Road
Reston, VA		20190
(Address of Principal		(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On November 16, 2009, TerreStar Corporation, a Delaware corporation (the “Company”) and TerreStar Holdings Inc., a Delaware corporation and a direct wholly-owned subsidiary of TSC (“Holdings”) launched offers to exchange (each, an “Exchange Offer” and collectively, the “Exchange Offers”) (i) all outstanding shares of Series A Cumulative Convertible Preferred Stock of the Company for up to 90,000 shares of  Series F Preferred Stock of Holdings (“Sub Series F Preferred”), (ii) all outstanding shares of Series B Cumulative Convertible Preferred Stock of the Company for up to 318,500 shares of Sub Series F Preferred and (iii) all outstanding shares of Series E Junior Participating Preferred Stock of the Company for up to 300,000 shares of Series G Junior Preferred Stock of Holdings (“Sub Series G Preferred”).  Additionally, TerreStar Networks Inc., a Delaware corporation and an indirect majority-owned subsidiary of TSC (“TSN” and together with the Company and Holdings, the “Companies”) and TSC proposed to amend all outstanding $167 million (as of September 30, 2009) aggregate principal amount of 6.5% Senior Exchangeable PIK Notes due 2014 (the “6.5% Notes”) in the form of a supplemental indenture to the indenture governing the 6.5% Notes upon the receipt of the requisite consents (the “6.5% Notes Supplement”).  On November 10, the Company and Holdings terminated a previously announced tender offer in which they offered to exchange certain securities of the Company and TSN.  For more information, we refer you to the Form 8-K filed by the Company with the Securities and Exchange Commission on November 10, 2009.

In connection with the Exchange Offers, (i) the Company is soliciting consents regarding certain proposed amendments to the certificate of designation of the Company’s Series B Cumulative Convertible Preferred Stock,  (ii) TSC and TSN are soliciting consents regarding certain amendments to the indenture of TSN’s 6.5% Notes and (iii) the Companies are soliciting consents for the approval of the Exchange Offers and Solicitation by holders of the 6.5% Notes (the “Solicitation,” and together with the Exchange Offers, the “Exchange Offers and Solicitation”).  In addition, Holdings will issue 150,000 shares of Sub Series G Preferred to each of EchoStar Corporation and Harbinger Capital Partners and Harbinger Capital Management, for a total additional issuance of 300,000 shares of Sub Series G Preferred, in exchange for their waiver of certain fundamental rights as holders of TSC’s Series C and D Preferred Stock and as holders of TSN’s Series A and B Preferred Stock and their consents under certain other agreements and arrangements (the “Consent Payment”).  While holders of the TSC’s Series C and D Preferred Stock and TSN’s Series A and B Preferred Stock will receive the Consent Payment, TSC’s Series C and D Preferred Stock and TSN’s Series A and B Preferred Stock are not a part of the Exchange Offers.

The Exchange Offers and Solicitation will expire at 5:00 p.m., New York City time, on December 15, 2009, unless extended or earlier terminated.  Withdrawal rights for tenders of each series of preferred stock offered to be exchanged and revocation rights for Consents will expire on December 15, 2009.

The terms of the Exchange Offers, including the terms of the new securities offered thereby, and Solicitation are set forth in the Schedule TO filed by the Company with Securities and Exchange Commission on November 16, 2009.  The Exchange Offers and the Solicitation are subject to certain conditions, including a condition that at least 90% of the preferred stock offered to be exchanged is tendered, which may be waived at the Companies’ discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

By:	/s/ Douglas Brandon
Douglas Brandon
General Counsel & Secretary

Date:  November 16, 2009